UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

American Realty Capital Trust III, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-170298	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Express Scripts

On December 15, 2011, the board of directors of American Realty Capital Trust III, Inc. (the “Company”) ratified the Company’s entry, through its sponsor, American Realty Capital II, LLC, into a purchase and sale agreement to acquire the fee-simple interest in a building commonly known as the Express Scripts building located in St. Louis, Missouri. The seller of the property is 4400 N. Hanley, LLC. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.  Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller.

The property contains approximately 234,600 rentable square feet and is 100% leased to Express Scripts, Inc., which has an investment grade credit rating as determined by major credit rating agencies. The original lease term is 10 years with 10 years currently remaining on the lease.  The lease contains annual rental escalations of 1%. The lease contains two renewals option of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized rental income for the initial lease term is approximately $3.2 million.

The contract purchase price of property is approximately $42.6 million, exclusive of closing costs, at a capitalization rate of 7.85% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement less estimated property operating costs by the purchase price). The Company intends to fund 60% of the purchase price with proceeds from the Company’s ongoing initial public offering and the remainder with a first mortgage loan at an estimated 40% loan-to-value. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

FedEx Freight – Chili, NY

On December 15, 2011, the board of directors of the Company ratified the Company’s entry, through its sponsor, into a purchase and sale agreement to acquire the fee-simple interest in a build-to-suit FedEx Freight Distribution Facility located in Chili, New York. The seller of the property is SunCap Centres FE Rochester, LLC. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.  Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller.

The property contains approximately 112,000 rentable square feet and is 100% leased to FedEx Freight, Inc., which is a wholly-owned subsidiary FedEx Corp. (NYSE: FDX).  The lease is guaranteed by FedEx Corp., which has an investment grade credit rating as determined by major credit rating agencies.  The original lease term is 15 years with 15 years currently remaining on the lease.  The lease contains rental escalations of 2.5% every five years. The lease contains two renewals option of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent.  The annualized rental income for the initial lease term is approximately $1.5 million.

The contract purchase price of property is approximately $19.4 million, exclusive of closing costs, at a capitalization rate of 7.68% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement less estimated property operating costs by the purchase price). The Company intends to fund 43% of the purchase price with proceeds from the Company’s ongoing initial public offering and the remainder with a first mortgage loan at an estimated 57% loan-to-value. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

FedEx Freight Portfolio

On December 15, 2011, the board of directors of the Company ratified the Company’s entry, through its sponsor, into a purchase and sale agreement to acquire the fee-simple interest in three build-to-suit FedEx Freight distribution facilities located in Blountville, Tennessee, Commerce City, Colorado and Belmont, New Hampshire. The seller of the properties is Setzer Properties, LLC. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.  Although the Company believes that the acquisition of the properties is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the satisfactory completion of a due diligence review of the properties, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller.

The properties contain approximately 222,200 rentable square feet in the aggregate. Each of the properties is 100% leased to the tenant identified below.  Each of the tenants is a wholly-owned subsidiary FedEx Corp. (NYSE: FDX) and the leases are guaranteed by FedEx Corp., which has an investment grade credit rating as determined by major credit rating agencies.  Each of the leases has an original lease term of 15 years with 11.7 years on average currently remaining on the leases.  None of the leases contains rental escalations. Each of the leases contains two renewal options of five years each. Each of the leases are net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent.  The annualized rental income for the initial lease term is approximately $3.4 million.

The aggregate contract purchase price of properties is approximately $45.8 million, exclusive of closing costs, at a capitalization rate of 7.44% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement less estimated property operating costs by the purchase price). The Company intends to fund 43% of the purchase price with proceeds from the Company’s ongoing initial public offering and the remainder with a first mortgage loan at an estimated 57% loan-to-value. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The following table provides, for each of the properties, information relating to tenants, lease commencement and termination dates, amount of lease term remaining, approximate rentable square footage and approximate annualized rental income.

Tenant	Location	Lease Commencement Date	Lease Termination Date	Lease Term Remaining (Years)	Approximate Rentable Square Footage	Approximate Annualized Rental Income
FedEx Freight, Inc.	Blountville, TN	April 2009	March 2024	12.4	30,100	$ 476,200
FedEx Freight West, Inc.	Commerce City, CO	February 2008	February 2023	11.3	178,000	$ 2,700,000
FedEx Freight, Inc.	Belmont, NH	June 2011	June 2026	14.6	11,100	$ 226,200

Item 8.01.   Other Events.

The Company announced that it had raised in excess of $75.0 million in aggregate gross proceeds from all investors for its shares of common stock on December 5, 2011. Accordingly, the Company is now accepting subscriptions from all states where it has cleared, including subscriptions from residents of Pennsylvania.

       A copy of the press release announcing the escrow break is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(a)           Set forth in this Item 9.01(a) are summary financial statements of Express Scripts, Inc. and the parent guarantor to the lessees of the FedEx Freight properties described under Item 1.01 of this Current Report on Form 8-K.

Express Scripts, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Express Scripts, Inc. are taken from such filings:

	Three Months Ended	Year Ended
(Amounts in Millions)	December 31, 2008 (Unaudited)	September 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Statements of Operations Data
Revenues	$11,571.0	$44,973.2	$24,722.3	$21,941.2
Operating income	605.1	2,070.9	1,497.5	747
Net income	324.7	1,452	1,184	1,274.3

	November 31, 2011 (Unaudited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)	December 31, 2008 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$10,871.7	$10,557.8	$11,931.2	$	N/A
Long-term debt	2,989.3	2,493.7	2,492.5		N/A
Total stockholders’ equity	2,164.7	3,606.6	3,551.8		N/A

FedEx Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corp. are taken from such filings:

	Three Months Ended	Year Ended
(Amounts in Millions)	November 31, 2011 (Unaudited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Statements of Operations Data
Revenues	$10,587	$39,304	$34,734	$35,497
Operating income	780	2,378	1,198	747
Net income	497	1,452	1,184	98

	November 31, 2011 (Unaudited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$28,452	$27,385	$24,902	$24,244
Long-term debt	1,251	1,667	1,668	1,930
Total common stockholders’ investment	15,917	15,220	13,811	13,626

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: December 19, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors